EXHIBIT 32.1
AMERALIA, INC.

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

To my knowledge: the quarterly report on Form 10-QSB for the period ended December 31, 2007, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc. for the periods presented.

October 3, 2008

/s/ Bill H Gunn
Bill H. Gunn
Principal Executive Officer

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

To my knowledge: the quarterly report on Form 10-QSB for the period ended December 31, 2007, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc. for the periods presented.

October 3, 2008

/s/ Robert van Mourik
Robert C.J. van Mourik
Principal Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the quarterly report on Form 10-QSB for the period ended December 31, 2007.  A signed original of this statement has been provided to AmerAlia and will be retained by AmerAlia and furnished to the Securities and Exchange Commission or its staff upon request.